Exhibit 10.26



                  DATED_________________________________2004




                        POLYCOM (UNITED KINGDOM) LIMITED



                                     - to -



                          CLICKSOFTWARE EUROPE LIMITED


                  __________________________________________

         Counterpart/

                                   UNDERLEASE

                               Premises known as

                            Part of the Ground Floor
                    Building 589 (Postal No. 270) Bath Road
                        Trading Estate Slough Berkshire


                  ___________________________________________







                                Druces & Attlee
                                Salisbury House
                                  London Wall
                                London EC2M 5PS
                               Tel: 020 7638 9271
                               Fax: 020 7628 7525
                                   Ref: 61/73

                                   CONTENTS

Clause                                                                 Page No.
------                                                                 --------

1     Definitions..........................................................1

2     Interpretation.......................................................3

3     Demise...............................................................4
   3.1      Rent...........................................................4
   3.2      Additional Rent................................................4

4     Tenant's Covenants...................................................4
   4.1      Payment of rents...............................................4
   4.2      PAYMENT OF BUSINESS RATES......................................5
   4.3      Interest on late payments......................................5
   4.4      Interior painting..............................................5
   4.5      Repair.........................................................5
   4.6      Yielding Up....................................................5
   4.7      Reinstatement..................................................6
   4.8      Landlord's access..............................................6
   4.9      Default remedies of the Landlord...............................6
   4.10     Signs and aerials..............................................6
   4.11     Use............................................................7
   4.12     Nuisance.......................................................7
   4.13     Estate Regulations.............................................8
   4.14     Acts prejudicial to insurance..................................8
   4.15     Safeguarding the Premises......................................8
   4.16     Planning Applications..........................................9
   4.17     Alterations....................................................9
   4.18     Statutory obligations..........................................9
   4.19     Alienation.....................................................9
   4.20     Registration of dealings......................................12
   4.21     Reletting and sale boards.....................................12
   4.22     Costs of licences and notices as to breach of covenant........12
   4.23     Indemnity.....................................................13
   4.24     VAT...........................................................13
   4.25     Defects.......................................................13
   4.26     Prohibited uses...............................................14
   4.27     Headlease.....................................................14

5     Landlord's Covenants................................................14
   5.1      Quiet enjoyment...............................................14
   5.2      Insurance.....................................................14
   5.3      Services......................................................15
   5.4      Head Lease....................................................15

6     Conditions..........................................................15
   6.1      Re-possession on Tenant's default.............................15
   6.2      Benefit of insurance and abatement of rent....................16
   6.3      Notices.......................................................17

7     EXCLUSION OF 1954 ACT...............................................17

8     Contract (Rights of Third Parties) Act 1999.........................17

9     Certificate.........................................................17

10       Tenant's Option to Determine.....................................18

11       Declaration as to Non-Market Rent................................18

FIRST SCHEDULE Description of the Building and Fixtures...................18

SECOND SCHEDULE Part 1 The Rights.........................................18

Part 2 The Exceptions and Reservations....................................19

THIRD SCHEDULE Obligations of the Surety..................................20

FOURTH SCHEDULE Part 1 Service Charge for the Building....................22

Part 2 Calculation of the Service Charge and the costs of
  services provided to the Building.......................................24

                                  PARTICULARS
                                  -----------

Date of this Deed             :                      2004

Landlord                      :    POLYCOM (UNITED KINGDOM) LIMITED

Registered office             :    270 Bath Road Slough Berkshire SL1 4DX

Company Registration No.      :    03726386

Tenant                        :    CLICKSOFTWARE EUROPE LIMITED

Registered office             :    65 Cavendish Square  London  W1G 7LL

Company Registration No.      :    03033615

Estate                        :    the area from time to time comprising the
                                   Superior Landlord's estate known as Trading
                                   Estate Slough of which the Premises form part

Building                      :    the building and land known as Building 589
                                   (Postal No. 270) Bath Road Trading Estate
                                   Slough Berkshire as more particularly
                                   described in the Head Lease

Commencement Date             :    the date hereof

Term                          :    A term of years starting on and including
                                   the date hereof and ending on and including
                                   13th September 2007

Rent Commencement Date        :    [A date nine months from the Commencement
                                   Date] 2005

Rent                          :    (pound)64,000 per annum subject to review
                                   as provided in this Lease

Permitted Use                 :    a use within Class Bl of the Schedule to
                                   the Town and Country Planning (Use Classes)
                                   Order 1987

THIS LEASE is made on the date and between the parties stated in the Particulars


WITNESSES as follows:


1      DEFINITIONS

       In this Lease the following expressions have the meanings indicated:

       the "Act"                                 means the Landlord and Tenant
                                                 (Covenants) Act 1995

       "Authorised Guarantee Agreement"          has the meaning defined in and
                                                 for the purposes of Section 16
                                                 of the Act and the form of
                                                 such Agreement shall be as
                                                 reasonably required by the
                                                 Landlord

       "Bin Store"                               the bin store in the position
                                                 shown hatched blue on Plan A

       "Building"                                means the building as described
                                                 in the Head Lease

       "Common Parts"                            car parking areas roadways
                                                 forecourts yards landscaped
                                                 areas plant machinery
                                                 equipment and Conducting Media
                                                 serving the aforesaid and in
                                                 respect of which the Premises
                                                 derive a benefit but not any
                                                 premises constructed intended
                                                 or adapted for occupation

       "Conducting Media"                        all sewers drains pipes wires
                                                 watercourses subways cables
                                                 apparatus conduits and any
                                                 other media or works for the
                                                 conduct or transmission of any
                                                 service matter or material
                                                 which for the avoidance of
                                                 doubt shall include cabling
                                                 for security equipment access
                                                 control and telecommunications
                                                 but does not include any air
                                                 conditioning plant or
                                                 equipment

       "Full Reinstatement Value"                the costs (including
                                                 demolition professional fees
                                                 and any value added tax
                                                 payable) which would be likely
                                                 to be incurred in carrying out
                                                 repair or reinstatement in
                                                 accordance with the
                                                 requirements of this Lease at
                                                 the time when such repair or
                                                 reinstatement is likely to
                                                 take place having regard to
                                                 current building techniques
                                                 and materials

       "Head Lease"                              a lease dated 15 January 1998
                                                 made between the Superior
                                                 Landlord (1) and Picturetel UK
                                                 Limited (2) as varied by a
                                                 Deed of Variation dated 7
                                                 April 2003 made between the
                                                 Superior Landlord (1) and the
                                                 Landlord (2)

       "Insured Risks"                           fire lightning earthquake
                                                 explosion aircraft riot storm
                                                 tempest flood burst pipes
                                                 malicious damage and impact
                                                 damage and such other
                                                 insurable risks and on such
                                                 terms and subject to such
                                                 exclusions as the Superior
                                                 Landlord may from time to time
                                                 consider reasonably necessary
                                                 but excluding any risks which
                                                 the Superior Landlord shall
                                                 reasonably decide acting
                                                 properly and reasonably from
                                                 time to time not to include in
                                                 any policy (on the grounds of
                                                 unavailability of insurance
                                                 cover for that risk or
                                                 otherwise) but so that the
                                                 Landlord shall give at least
                                                 fourteen days' prior notice in
                                                 writing to the Tenant of any
                                                 risk ceasing to be covered by
                                                 any policy

       "Loss of Rent"                            the loss of the rent first
                                                 reserved by clause 3 for such
                                                 period (being not less than
                                                 three years) as may reasonably
                                                 be required by the Superior
                                                 Landlord from time to time
                                                 having regard to the likely
                                                 period required for
                                                 reinstatement in the event of
                                                 both partial and total
                                                 destruction

       "Plan A"                                  the plan annexed hereto marked
                                                 Plan A

       "Plan B"                                  the plan annexed hereto marked
                                                 Plan B

       "Planning Acts"                           includes the Town and Country
                                                 Planning Act 1990 the Planning
                                                 (Listed Buildings and
                                                 Conservation Areas) Act 1990
                                                 the Planning (Hazardous
                                                 Substances) Act 1990 and the
                                                 Planning (Consequential
                                                 Provisions) Act 1990

       "Premises"                                means the part the ground
                                                 floor of the Building shown
                                                 edged red on Plan B and which
                                                 shall include where they exist
                                                 and where the context so
                                                 admits:-

                                                 (i)   the doors door frames
                                                       internal glazing
                                                       equipment and fitments
                                                       serving the Premises

                                                 (ii)  the internal plaster
                                                       and other internal
                                                       surfaces of load
                                                       bearing walls and
                                                       columns within the
                                                       Premises and of walls
                                                       dividing the Premises
                                                       from other parts of
                                                       the Building or
                                                       adjoining property

                                                 (iii) the inner half
                                                       severed medially of
                                                       internal non load
                                                       bearing walls
                                                       dividing the Premises
                                                       from the other parts
                                                       of the Building and
                                                       the whole of all non
                                                       load bearing walls
                                                       wholly within the
                                                       Premises

                                                 (iv)  the flooring raised
                                                       floors and floor
                                                       screeds down to the
                                                       joists or other
                                                       structural parts
                                                       supporting the
                                                       flooring of the
                                                       Premises

                                                 (vi)  the plaster or other
                                                       surfaces of the
                                                       ceilings and the
                                                       whole of any false
                                                       ceilings within the
                                                       Premises and the
                                                       voids between the
                                                       ceiling and any false
                                                       ceilings

                                                 but excluding the structural
                                                 parts load bearing framework
                                                 roofs foundations joists and
                                                 external walls external
                                                 glazing and all air
                                                 conditioning plant and
                                                 equipment of the Building (or
                                                 any other building erected in
                                                 its place)

       "Prescribed Rate"                         three per centum above the
                                                 Base Rate of National
                                                 Westminster Bank PLC from time
                                                 to time (or such other
                                                 clearing bank as the Landlord
                                                 shall nominate) or (if such
                                                 rate shall cease to be
                                                 published) such other
                                                 reasonable or comparable rate
                                                 as the Landlord shall from
                                                 time to time designate

       "Service Charge"                          means the aggregate of the
                                                 costs and liabilities referred
                                                 to in Part 1 of the Fourth
                                                 Schedule hereto

       "Superior Landlord"                       means Slough Trading Estate
                                                 Limited and its successors in
                                                 title and assigns

       "Tenant's Proportion of the Service       means 8.305% of the Service
       Charge"                                   Charge

2        INTERPRETATION

2.1 The expressions "the Landlord" and "the Tenant" shall wherever the context so admits include their respective successors in title (but subject so far as the Tenant is concerned to the provisions of the Act as to the liability on the Tenant (being the original tenant) or its successors in title on the Tenant's covenants and other obligations herein)

2.2 Where the Landlord, Tenant or the Surety (if any) for the time being are two or more persons the terms "the Landlord", "the Tenant" or "the Surety" (if any) include the plural number and obligations expressed or implied to be made by such party are deemed to be made by such persons jointly and each of them severally

2.3 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

2.4 References in this Lease to any statute or legislation (whether specific or general) include any other statute or legislation replacing amending or supplementing the same and any orders regulations bye-laws notices permissions approvals or consents thereunder

3        DEMISE

         The Landlord with full title guarantee hereby demises to the Tenant the Premises together with the Rights referred to in Part 1 of the Second Schedule but subject to the Exceptions and Reservations referred to in Part 2 of the Second Schedule to hold to the Tenant for the Term starting on the Commencement Date yielding and paying therefor during the Term:

3.1      RENT

         yearly the Rent to be paid without any deduction or set off by equal quarterly payments in advance on the Twenty-fifth day of March the Twenty-fourth day of June the Twenty-ninth day of September and the Twenty-fifth day of December in every year the first payment for the period from and including the Rent Commencement Date up to and including the day immediately preceding the quarter day next after such date to be made on the Rent Commencement Date

3.2      ADDITIONAL RENT

         as additional rent the sums payable by the Tenant in respect of the Service Charge pursuant to and in accordance with the Fourth Schedule such sums to be paid as there stated and recoverable by distress in the same way as rent in arrear

4        TENANT'S COVENANTS

         The Tenant covenants with the Landlord as follows:

4.1      PAYMENT OF RENTS

         To pay the respective rents and sums of money reserved and made payable at the times and in the manner in which the same are set out or referred to in clause 3 without any deduction or set off and to make all such payments to the Landlord on the due date through the Tenant's bankers by the direct debit system

4.2      PAYMENT OF BUSINESS RATES

         To bear pay and discharge all existing and future Uniform Business Rates now or at any time or times during the Term assessed or imposed or charged upon or payable in respect of the Premises PROVIDED THAT if the partition wall referred to in clause 10.3 is not erected and the local rating authority should charge the Tenant in respect of any area beyond the extent of the Premises ("the extended area") the Landlord hereby agrees that the Tenant shall not be liable for paying any Uniform Business Rates applicable to any such extended area and the Landlord further agrees to indemnify the Tenant forthwith against any such charge.

4.3      INTEREST ON LATE PAYMENTS

         If the Tenant shall fail to pay any rents or any other sum payable under this Lease within 14 days of when the same is due (whether formally demanded or not) to pay to the Landlord as additional rent (but without prejudice to any other rights of the Landlord including those under clause 6) interest on all such rents or other sums from the due date for payment until the date actually paid at the Prescribed Rate current at such due date and any such interest shall be recoverable by the Landlord as rent in arrear

4.4      INTERIOR PAINTING

         In the last year of the Term to prepare and paint all the interior of the said building where usually or previously so painted in a good and workmanlike manner (all such painting to be carried out in colours and patterns first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed))

4.5      REPAIR

         Well and substantially to repair and maintain the Premises save for any defects or repairs arising out of inherent defects in the Premises (damage by any of the Insured Risks excepted unless the insurance moneys are withheld in whole or in part or the policy avoided by reason of any act or omission on the part of the Tenant or any undertenant or any employee or invitee of either of them) and at all times to keep the same in good and substantial repair and condition and so repaired cleaned painted and maintained and further to keep all parts of the Premises clean and tidy and free from rubbish and waste materials

4.6      YIELDING UP

         At the expiration or sooner determination of the Term to yield up the Premises in good and substantial repair and consistent with the full and due compliance by the Tenant with its obligations under this Lease and to remove such tenant's trade fixtures and fittings and any signs erected by or at the instance of the Tenant making good any damage caused by such removal

4.7      REINSTATEMENT

         4.7.1 Before the expiry or sooner determination of the Term (unless or to the extent otherwise required in writing by the Landlord) to carry out such works as shall be necessary in order to ensure that the Premises or such part or parts of them as may be required by the Landlord or the Superior Landlord conform with the description in the First Annexure (so far as the same relates to the Premises)

         4.7.2 All such works shall be carried out to the reasonable satisfaction of the Landlord and the Superior Landlord and the Tenant shall apply for any necessary planning permission or approval which may be required under the Planning Acts or other legislation

4.8      LANDLORD'S ACCESS

         Subject to giving not less than 48 hours prior notice (except in an emergency when no notice shall be required) to permit the Landlord the Superior Landlord or their respective agents at all times during the Term during reasonable hours in the day (or at any time in the case of emergency) with or without workmen and others to enter the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been performed and observed by the Tenant and examining (including opening up floors walls and ceilings where necessary to examine subject to the Landlord making good any such works or damage as soon as possible to the Tenant's reasonable satisfaction) the state of repair and condition of the Premises or for the purpose of taking inventories of the Landlord's fixtures or of carrying out works on the adjoining property of the Landlord and of exercising any of the Exceptions and Reservations referred to in Part 2 of the Second Schedule the persons exercising such rights of entry causing as little inconvenience as reasonably practicable and making good any damage caused as soon as reasonably practicable

4.9      DEFAULT REMEDIES OF THE LANDLORD

         If within three months after service of a notice from the Landlord requiring the Tenant to remedy any breach of covenant relating to the state of repair or condition of the Premises for which the Tenant is responsible hereunder (or earlier in case of emergency) the Tenant shall not have commenced and diligently proceeded with such works then to permit the Landlord to enter upon the Premises and execute all or any such works and the Landlord's proper costs and expenses (including the Landlord's surveyors and other proper professional fees in connection therewith) together with interest thereon at the Prescribed Rate (current at the date three months after service of such notice) for the period from the date that such is requested to the date of payment shall be a debt due from the Tenant to the Landlord and be forthwith recoverable as rent in arrear

4.10     SIGNS AND AERIALS

         Not to erect any pole mast or aerial or erect or display any sign noticeboard or advertisement on any part of the Premises except a sign approved by the Landlord and the Superior Landlord indicating the name of the Tenant in a position approved by the Landlord such approvals to be in writing which shall not be unreasonably withheld or delayed)

4.11     USE

         4.11.1 Not to use the Premises or any part thereof otherwise than for the Permitted Use and not at any time to store anything on any part of the Premises outside the building erected thereon other than in any area specifically designed for such storage

         4.11.2 To use only for the parking of vehicles those parts of the Premises designated for such purpose

         4.11.3 To ensure that all refuse rubbish and waste is placed in secure and closed containers designed for that purpose and location in the Bin Store and to take all reasonable measures to prevent escape of refuse rubbish or waste material from such containers

4.12     NUISANCE

         4.12.1 Not to use the Premises or any part of them for any illegal purpose nor to carry out on or from the Premises any noisy noxious dangerous or offensive act activity or business nor anything which may be or become a nuisance damage annoyance or inconvenience to the Landlord the Superior Landlord or any of their tenants or the occupiers of any premises in the neighbourhood and in particular not to do or permit to be done anything which might cause electronic or radio interference with any adjoining or neighbouring premises

         4.12.2 Not to do anything which would or might lead to any contamination of the Premises or pollution of the environment or lead to the pollution obstruction damaging or overloading of the Conducting Media and if the Tenant causes such pollution following the date hereof to carry out (or at the Landlord's election to pay to the Landlord the proper costs and fees of carrying out) all works necessary to remedy the contamination or pollution or to remove the source of the contamination or pollution created by the Tenant and for the avoidance of doubt this obligation shall not apply to any pollution or contamination in existence prior to the date hereof

         4.12.3 Where the Tenant has failed to observe any of the obligations in this clause 4.12 to pay to the Landlord or the Superior Landlord the proper costs incurred by it in obtaining such reports as the Landlord or Superior Landlord may reasonably require to establish what damage or harm may have been caused to the Premises or other property of the Landlord or the Superior Landlord and the remedial cleaning or other works necessary

         4.12.4 Not to discharge or allow to enter into any underground or other waters any poisonous noxious or harmful effluent liquid or substance

4.13     ESTATE REGULATIONS

         To observe such reasonable regulations as may from time to time be made by the Landlord or the Superior Landlord for the purposes of good estate management (it being understood and noted by the Parties that none exist at the date hereof)

4.14     ACTS PREJUDICIAL TO INSURANCE

         4.14.1 Not to do anything as a result of which any policy of insurance against damage to the Premises or to any neighbouring premises may be prejudiced or payment of the policy moneys may be withheld in whole or in part or whereby the rate of premium in respect of any such insurance may be increased (unless the Tenant pays the increased premium) and to give notice to the Landlord forthwith upon the happening of any event which might affect any insurance policy relating to the Premises Provided that the Landlord agrees to supply the Tenant with a summary of the terms of and conditions of such policy of insurance and evidence of payment of the premium upon written request not more than once in each year of the Term together with any changes thereto as soon as possible following such changes

         4.14.2 In relation to the insurance effected by the Landlord in respect of the Premises following a claim to pay to the Landlord any excess required by the insurers (provided that the Landlord will use its reasonable endeavours to keep this as low as practicable or by the Landlord on demand by the Landlord following any damage or destruction by any Insured Risks where such excess would be applicable to any claim in respect of such damage or destruction

4.15     SAFEGUARDING THE PREMISES

         4.15.1 With respect to fire precautions and safeguarding the Premises against damage by any of the Insured Risks or otherwise to comply with all requirements and reasonable recommendations of the insurers of the Premises or the relevant insurance brokers or of the fire brigade or local authority and the reasonable requirements of the Landlord and the Superior Landlord

         4.15.2 Not to store or bring on to or allow to remain on the Premises any article substance or liquid of a specially combustible inflammable or explosive nature or which may be a source of contamination

         4.15.3 To give written notice to the Landlord upon the occurrence of any contamination of the Premises and also upon the occurrence of any pollution of the environment in breach of any legislative provision caused by any use of or action or activity on the Premises by the Tenant

4.16     PLANNING APPLICATIONS

         Not without the prior written consent of the Landlord and the Superior Landlord to make any application for any consent under the Planning Acts but if such application is for consent to do anything which the Tenant is permitted to do under this Lease (or where the approval of the Landlord or the Superior Landlord is first required) and the Landlord and the Superior Landlord has approved the doing of that thing such licence shall not be unreasonably withheld or delayed by the Superior Landlord also

4.17     ALTERATIONS

         Not to make any alterations or additions to the Premises Provided That the Tenant may with the written consent of the Landlord and the Superior Landlord such consent not to be unreasonably withheld or delayed make internal non-structural alterations at the Premises PROVIDED THAT the Tenant shall not make any alterations at any time to the air conditioning plant and equipment serving the Premises PROVIDED FURTHER THAT the Landlord's consent or the Superior Landlord's consent will not be required for the installation and removal of interior demountable partitions

4.18     STATUTORY OBLIGATIONS

         4.18.1 At the Tenant's expense to comply in all respects with the provisions of all statutes and legislation (whether now or subsequently in force) affecting or applicable to the Premises or their use and (as soon as reasonably practicable) to give notice to the Landlord of any notice direction or order made by any local or competent authority

         4.18.2 Where required by statute or legislation the Tenant shall maintain a health and safety file for any works carried out to the Premises and shall comply with the Construction (Design and Management) Regulations 1994 in respect thereof and provide to the Landlord upon reasonable request a copy of such file

4.19     ALIENATION

         4.19.1 Not to charge mortgage or underlet either the whole or any part of the Premises nor to assign (subject to Clauses
                  4.19.8 below) share or part with the possession or occupation of any part of the Premises

         4.19.2 Not (subject to Clause 4.19.8 below) to hold or occupy the Premises or any part as nominee trustee or agent or otherwise for the benefit of any other person

         4.19.3 Not to assign the whole of the Premises without the prior consent in writing of the Landlord and the Superior Landlord (such consent in each case not to be unreasonably withheld or delayed where the provisions hereinafter contained are satisfied)

         4.19.4 It is agreed that the Landlord and the Superior Landlord will not be deemed to be unreasonable in withholding consent to a proposed assignment of the whole of the Premises if it is withheld on the ground (and it is the case) that one or more of the circumstances mentioned below exist (whether or not such withholding is solely on such ground or on that ground together with other grounds):-

         4.19.4.1 that in the reasonable opinion of the Landlord or the Superior Landlord the effect of the proposed assignment upon the value of the Landlord's reversionary interest in the Premises or the value of the Superior Landlord's reversionary interest in the Building would be to materially diminish or otherwise materially adversely affect such values

         4.19.4.2 that in the reasonable opinion of the Landlord or the Superior Landlord the effect of the assignment would mean that there is a materially reduced likelihood of the tenant's covenants and obligations in this Underlease being fulfilled

         4.19.4.3 that the proposed assignee is an associated company of the Tenant not of (at least) equivalent financial standing to the Tenant as at the Commencement Date

         4.19.5   On any assignment:-

                  4.19.5.1 the Tenant will enter into an Authorised Guarantee Agreement which will be in such form as the Landlord and Superior Landlord may reasonably require and be prepared by or on behalf of the Landlord and at the cost of the Landlord and under which the assignor will agree (inter alia) with the Landlord:-

                        4.19.5.1.1 to be liable as guarantor in respect of the
                                   assignee's performance of the Tenant
                                   Covenants (as above defined) in this
                                   Underlease (provided that such liability shall be no more onerous than the liability to which the assignor would be subject in the event of it being liable as sole or principal debtor in respect of the obligations owed by the assignee under the said Tenant Covenants)

                        4.19.5.1.2 in the event of this Underlease being
                                   disclaimed to enter into a new lease of the Premises the term of which shall expire simultaneously with the date upon which (but for any disclaimer) this Lease would have expired by effluxion of time (and not by any other means) and the Tenant's Covenants shall be identical to (mutatis mutandis but in any event no more onerous than) the Tenant Covenants in this Lease

                  4.19.5.2 If the Landlord reasonably so requires to obtain acceptable guarantors not being more than two persons or a company guarantee or a rent deposit f or any person to whom this Lease is to be assigned who in the case of the former will covenant with the Landlord on the terms (mutatis mutandis) set out in the Third Schedule

                  4.19.5.3 the proposed assignee shall enter into a covenant with the Landlord to pay the rents reserved by and perform and observe the covenants on the part of the Tenant contained in this Underlease during such time as the term hereby granted is vested in such assignee subject always to the continuing liability of the assignee pursuant to Clause
                             4.19.5.1 hereof

         4.19.6 Clauses 4.19.4 and 4.19.5 shall operate without prejudice to the right of the Landlord lawfully to refuse such consent on any other ground or grounds or lawfully to impose further conditions where such refusal or such imposition would be reasonable

         4.19.7 In the event that any circumstances or conditions specified in clauses 4.19.4 and 4.19.5 above are framed by reference to any matter falling to be determined by the Landlord (or by any other person) if the Tenant disputes such determination then either the Landlord or the Tenant shall be entitled to require the matter or matters in question to be referred to an independent expert who in the absence of agreement between the parties shall be appointed on the application of either party by the President of the Royal Institution of Chartered Surveyors and the determination of such independent expert shall be conclusive as to the matter or matters in question and shall be final and binding on the parties and his costs shall be met by the parties in such proportions as the independent expert shall determine

         4.19.8 The Tenant shall be entitled without obtaining any consent from the Landlord to permit another company or companies (in this clause 4.19.8 called a "Company") to occupy as licensee part or parts of the Premises if and so long as that Company is a member of the same group of companies as the subsidiary or the holding company or a company who has the same holding company as the Tenant (defined in accordance with Section 736 of the Companies Act 1985) and the conditions set out in the remainder of this clause 4.19.8 continue to be fulfilled;

                  4.19.8.1 No relationship of landlord and tenant shall arise out of such occupation

                  4.19.8.2 Written notice shall be given to the Landlord no later than 14 days after such occupation commences:

                        4.19.8.2.1 of the identity of such Company

                        4.19.8.2.2 as to how clause 4.19.8 is satisfied and

                        4.19.8.2.3 of the part of the Premises concerned

                  4.19.8.3 The Tenant shall provide such evidence as the Landlord may reasonable require from time to time to satisfy itself that the relationship of landlord and tenant does not arise or has not arisen out of such occupation

                  4.19.8.4 The Tenant indemnities the Landlord against all losses damages costs and expenses suffered or incurred by the Landlord as a result of any breach by the Tenant of the provisions of this clause 4.19.8

4.20     REGISTRATION OF DEALINGS

         Within one month after the execution of any assignment permitted under this Underlease or any assignment of such underlease or after any devolution by will or otherwise of the Term or after any other dealing with this Lease to supply a certified copy of the deed or instrument effecting the same to the Landlord and to pay such reasonable fee as the Landlord may require for registration

4.21     RELETTING AND SALE BOARDS

         To permit the Landlord or its agents to enter upon the Premises and to affix upon any suitable part so as not to block out any light a notice board for reletting or selling the same and not to remove or obscure the same and to permit all persons authorised in writing by the Landlord or its agents to view the Premises during business hours in the daytime upon not less than 48 hours prior notice

4.22     COSTS OF LICENCES AND NOTICES AS TO BREACH OF COVENANT

         To pay on demand and indemnify the Landlord and the Superior Landlord against all proper and reasonable costs charges and expenses (including professional fees) incurred by the Landlord and the Superior Landlord arising out of or incidental to any application made by the Tenant for any consent or approval of the Landlord (except where such consent or approval is unreasonably withheld where it may be so not withheld) or any breach of the Tenant's covenants or the preparation and service of a schedule or interim schedule of dilapidations or any notice which the Landlord may serve on the Tenant whether served before or after the determination of this Underlease (including a notice under Section 146 of the Law of Property Act 1925 requiring the Tenant to remedy any breach of any of its covenants or arising out of or in connection with any proceedings referred to in sections 146 or 147 of that Act notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court)

4.23     INDEMNITY

         To be responsible for and to indemnify the Landlord against:

         4.23.1 all damage loss or injury occasioned to the Premises or any adjoining premises or to any Conducting Media or air conditioning plant and equipment or to any person or chattel (whether or not upon the Premises) caused by any act default or negligence of the Tenant or any undertenant or the servants agents licensees or invitees of either of them or by reason of any defect in the Premises and

         4.23.2 all losses damages costs expenses claims and proceedings incurred by or made against the Landlord arising out of any breach by the Tenant of any of its obligations arising by virtue of this Lease

4.24     VAT

         In exchange for a valid VAT invoice addressed to the Tenant to pay to the Landlord upon demand any value added tax properly chargeable upon

         4.24.1 any supply made by the Landlord to the Tenant pursuant to this Lease so that all consideration for any such supply is exclusive of value added tax

         4.24.2 any supply (whether made to the Landlord or to a third person) where pursuant to this Lease the Tenant is required to pay to the Landlord any sum in respect of any costs fees expenses or other expenditure or liability (of whatever nature) in connection with that supply except to the extent that any such value added tax may be recoverable by the Landlord from H.M. Customs and Excise

4.25     DEFECTS

         Upon becoming aware of the same to inform the Landlord immediately as soon as reasonably practicable in writing of any defect in the Premises which gives rise to a duty imposed by common law or statute on the Landlord and to indemnify the Landlord against all actions costs claims and liabilities suffered or incurred by or made against the Landlord in respect of the Premises under the Defective Premises Act 1972

4.26     PROHIBITED USES

         Not to use or carry out from the Premises or any part thereof any electroplating panel beating or spray painting

4.27     HEADLEASE

         Not to do omit suffer or permit in relation to the Premises any act or thing which would or might cause the Landlord to be in breach of the Headlease or which if done omitted or suffered or permitted by the Landlord would or might constitute a breach of the covenants on the part of the Tenant and the conditions contained in the Headlease PROVIDED THAT nothing in this sub-clause contained shall impose on the Tenant any obligation to do any work or pay any sums or sums of money for which the Tenant is not otherwise liable hereunder

5        LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

5.1      QUIET ENJOYMENT

         That the Tenant performing and observing the covenants conditions and agreements contained in this Lease shall and may peaceably and quietly hold and enjoy the Premises during the Term without any lawful interruption or disturbance by the Landlord or any person rightfully claiming through or under it or by title paramount

5.2      INSURANCE

         At all times during the Term to use all reasonable endeavours at the expense of the Tenant to enforce the Superior Landlord's covenants in the Headlease to keep the Premises insured for the Superior Landlord's benefit in the Full Reinstatement Value against the Insured Risks and if the Premises are damaged or destroyed by any of the Insured Risks the Landlord will use all reasonable endeavours to enforce the Landlord's covenant in the Headlease to repair or reinstate the Premises

         Provided that:

         5.2.1 the Landlord's obligations under this covenant shall cease if the insurance shall be rendered void or voidable or the policy moneys withheld in whole or in part by reason of any act or default of the Tenant or any undertenant or any of their respective employees contractors licensees or invitees

         5.2.2 if the Premises, the Building, the essential access thereto or the essential services are destroyed or so seriously damaged by any Insured Risk as to require (in the proper and reasonable opinion of the Landlord's surveyor whose decision shall be final and binding upon the Parties) substantial reconstruction then the Landlord may at any time within six months of the said damage or destruction give one months' notice in writing to determine this Lease and immediately upon the expiry of that notice this demise shall determine but without prejudice to the rights and remedies of any party against any other in respect of any antecedent claim or breach of covenant and all insurance money shall be the absolute property of the Landlord

         5.2.3 Any dispute as to the operation of the provisions in this clause 5.2 shall be resolved in accordance with clause 6.2.3

5.3      SERVICES

         To provide the services set out in the Fourth Schedule hereto PROVIDED ALWAYS that (in the absence of negligence or other breach of duty) the Landlord shall not be liable for or by reason of the stoppage bursting leakage breakage or failure of any lighting system pipes appliance apparatus or machinery or the choking stoppage or overflow thereof in or connected with or used for the purpose of the Premises or any part thereof nor for any temporary or partial breakdown failure or suspension in any of the Landlord's services

5.4      HEAD LEASE

         5.4.1 to pay the rent reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the covenants on its part contained in this Lease the lessee's covenants and conditions contained in the Head Lease

         5.4.2 upon receiving written notice from the Tenant and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease in so far as they relate to or affect the Premises

         5.4.3 to take all reasonable steps to obtain at the cost of the Tenant the consent of the Superior Landlord whenever the Tenant makes an application for any consent required hereunder where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Lease and the Head Lease

         5.4.4 to meet any cost levied by the Superior Landlord pursuant to clauses 4.15 and 4.28 of the Head Lease

6        CONDITIONS

         Provided always and it is hereby agreed and declared as follows:

6.1      RE-POSSESSION ON TENANT'S DEFAULT

         If at any time during the Term:

         6.1.1 the rents reserved by this Lease or any of them or any part of them shall be in arrear for twenty one days after the same shall have become due (whether legally demanded or not) or

         6.1.2 the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements on its part to be performed and observed contained in this Lease or in any licence approval or consent given by the Landlord to the Tenant in relation to the Premises or in any other deed supplemental to this Lease or by which this Lease may be varied

         6.1.3 the Tenant either shall (being a corporation) enter into administration (whether or not at its instance or by order of the court) or enter into liquidation whether compulsory or voluntary (not being a voluntary liquidation for the purpose of reconstruction only) or (being an individual) become bankrupt or

         6.1.4 the Tenant shall make any arrangement or composition with creditors or suffer any distress or execution to be levied on property of the Tenant or have an encumbrancer take possession or a receiver appointed in respect of the same then and in any such case it shall be lawful for the Landlord (or any person or persons duly authorised by it in that behalf) to re-enter into or upon the Premises and thereupon the Term shall absolutely cease and determine but without prejudice to the rights and remedies of the Landlord or Tenant in respect of any antecedent breach by the other of any of the covenants conditions or agreements contained in this Lease

6.2      BENEFIT OF INSURANCE AND ABATEMENT OF RENT

         6.2.1 The benefit of all insurance effected by the Landlord under this Lease or otherwise in respect of the Premises shall belong solely to the Landlord or the Superior Landlord (as the case shall be) but if the Premises or any part of them the Building, the essential access thereto or the essential services shall at any time be destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for occupation or use then and in every such case (unless the Landlord or Superior Landlord's policy of insurance in relation to the Premises shall have been rendered void or voidable or the policy moneys withheld in whole or in part by reason of the act default or omission of the Tenant or any undertenant or any of their respective employees contractors licensees or invitees) the rent first reserved by this Lease or a fair and just proportion thereof according to the nature and extent of the damage sustained aforesaid shall be suspended and cease to be payable until the Premises shall have been repaired or reinstated pursuant to the provisions contained in the Head Lease

         6.2.2 No account shall be taken of damage in relation to any alteration or improvement to the Premises carried out otherwise than by the Landlord or Superior Landlord unless such alteration or improvement has in fact been taken into account in effecting both the insurance of the Premises and the insurance in respect of the Loss of Rent

         6.2.3 Any dispute between the Landlord and the Tenant concerning the proportion or duration of the suspension or cesser shall be determined by an arbitrator appointed in default of agreement between the Landlord and the Tenant on the application of either of them by the President of the Royal Institution of Chartered Surveyors and any such reference shall be a submission to arbitration within the Arbitration Act 1996

6.3      NOTICES

         The provisions of Section 196 Law of Property Act 1925 (as amended) shall apply to the giving and service of all notices and documents under or in connection with this Lease

7        EXCLUSION OF 1954 ACT

7.1 The Landlord has served on the Tenant in relation to the tenancy granted by this Lease a notice in the form, or substantially in the form, set out in Schedule 1 to the Regulatory Reform (Business Tenancies) England and Wales Order 2003 ("the Order")

7.2 A duly authorised signatory on behalf of the Tenant has made a statutory declaration in the form, or substantially in the form, set out in paragraph 8 of Schedule 2 to the Order in relation to such notice

7.3 The parties agree that the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to this Lease

7.4 This Lease is not granted pursuant to an agreement made before the granting of this Lease

8        CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

         Notwithstanding any other provision of this Lease nothing in this Lease confers or purports to confer any right to enforce any of its terms on any person who is not a party to it

9        CERTIFICATE

         It is certified that there is no agreement for lease to which this Lease gives effect

10       TENANT'S OPTION TO DETERMINE

10.1 In this clause "Termination Date" shall mean the second anniversary of the Commencement Date

10.2 If the Tenant shall desire to determine the Term on the Termination Date and shall give the Landlord not more than 12 months nor less than 6 months previous notice in writing of such desire terminating on the Termination Date and the Tenant shall up to the time of such determination pay the rents which have become due and ascertained by the Termination Date and shall on the Termination Date deliver to the Landlord vacant possession of these Premises then immediately on the expiration of such notice the Term shall cease but without prejudice to the remedies of either party against the other in respect of any previous claim or breach of covenant and the Landlord shall on such determination repay to the Tenant any part of the rents paid in advance by the Tenant in respect of the period from the Termination Date to the date unto which such payments were made.

10.3 It is a condition precedent of the Tenant's option to determine the Term that the Tenant pays to the Landlord on or before the Termination Date the sum of (pound)8,515 (exclusive of Value Added
         Tax) save that such sum shall not be payable if the Landlord has not erected the partition wall referred to in the letter dated May 2004 and addressed to Davinder Mann of Click Software (paragraph 2) to the Tenant's reasonable satisfaction.

11       DECLARATION AS TO NON-MARKET RENT

         The parties hereto acknowledge that the rent payable under this Underlease does not represent the open market value for the Premises such rent being less than the open market rent for the Premises


IN WITNESS of which this Lease has been executed and is delivered as a deed on the date appearing as the date of this Lease


                                FIRST SCHEDULE
                   Description of the Building and Fixtures


The schedule annexed to this Lease headed "First Schedule"


                                SECOND SCHEDULE
                                    Part 1
                                  The Rights

1 The right for the Tenant its lawful visitors and all others reasonably authorised by the Tenant in common with the Landlord and all other persons now or at any time after the date of this Lease similarly entitled and subject to not overloading any Conducting Media having regard to the overall capacity of the Building:-

1.1 to use and connect into all Conducting Media now or hereafter serving the Premises including the use of the air conditioning

1.2 to pass and repass over the Road shown hatched red on Plan A with or without vehicles and over the areas hatched purple on Plan A on foot only

1.3 of access and egress to and from the Premises through the adjoining property of the Landlord at all times of the day and night together with a right to use the emergency exits immediately adjacent to the Premises in the event of an emergency together with all necessary vehicular and pedestrian rights in respect of the car park to the Building

1.4 the right of support shelter and protection for the Premises from the Building and the other premises comprised in the Head Lease and the Estate

1.5 a right of access to and from the plant room in the Building for the purposes of repairing maintaining and replacing any plant and equipment situate therein and serving the Premises

1.6 a right to use the toilet and kitchen facilities adjacent to the Premises

1.7 a right to the free and uninterrupted passage and running of water soil gas electricity and telephone or any other service or supply from the other buildings and land of the Landlord and its tenants adjoining or near the Premises and from the land and premises of others so authorised as aforesaid through the Conducting Media which are now or may hereafter be in through under or over the Premises

1.8 a right to use 14 parking spaces (as shown hatched black on Plan A) in the car park serving the Building for the parking of one private motor car in each space together with all necessary rights of access to and from the car parking spaces


                                    Part 2
                        The Exceptions and Reservations

1 To the Landlord and all others authorised by it the free and uninterrupted passage and running of water soil gas electricity and telephone or any other service or supply from the other buildings and land of the Landlord and its tenants adjoining or near the Premises and from the land and premises of others so authorised as aforesaid through the Conducting Media which are now or may hereafter be in through under or over the Premises

2 To the Landlord and all others authorised by it the right at all reasonable times (except in case of emergency) to enter the Premises with all necessary equipment for the purposes of:

2.1 laying constructing installing replacing repairing maintaining or altering any Conducting Media now or hereafter in through under or over the Premises or any adjoining property or making connections to any such Conducting Media

2.2      carrying out inspections of or tests to any such Conducting
         Media

2.3 exercising any of the rights of the Landlord contained in this Underlease

2.4      complying with the Landlord's covenants contained in this Underlease

2.5      complying with the lessees covenants contained in the Superior Lease

2.6 laying constructing installing replacing maintaining or altering any air conditioning plant or equipment now or hereafter in through under or over the Premises or any adjoining property or making connections to any such air conditioning equipment

3 To the Landlord full right and liberty at any time hereafter or from time to time to execute works and erections upon or to alter or rebuild any of the buildings erected on any neighbouring property of the Landlord and to use such property and each part of it in such manner as the Landlord may think fit notwithstanding that the access of light and air to the Premises may thereby be interfered with

4 The right of support and shelter from the Premises for the remainder of the Building and the Estate

5 To the Landlord and all those authorised by it a right of way for the purposes of access and egress to and from the plant room in the Building over and along any part of the Premises as required subject always to the Landlord giving not less than 48 hours prior notice in writing save that no notice shall be required in an emergency

6        The exceptions and reservations contained in the Head Lease

7 To the Landlord and all those authorised by it a right of access and egress to and from the cupboard containing the riser in the Building

         The persons exercising such rights of entry causing as little inconvenience as reasonably practicable and making good any damage caused as soon as reasonably practicable


                                 THIRD SCHEDULE
                           Obligations of the Surety

1 If at any time during the Term the Tenant shall not pay any of the rents or other sums payable under this Lease or perform and observe any of the covenants conditions or other terms of the Lease the Surety shall pay such rents or other sums or observe or perform such covenants conditions or other terms

2 By way of separate and additional liability and notwithstanding that the guarantee in paragraph 1 may be unenforceable or invalid for any reason the Surety indemnifies the Landlord against all losses damages costs and expenses suffered or incurred by the Landlord arising out of or in connection with any failure by the Tenant to pay any of the rents and sums or to perform and observe any of the covenants conditions or other terms referred to in paragraph 1

3        If:

3.1 the Tenant shall be wound up or (being an individual) become bankrupt and its liquidator or trustee in bankruptcy shall disclaim this Lease or

3.2 this Lease shall be forfeited (the date on which such event occurs being called the "Relevant Date") the Landlord may within three months after the Relevant Date by notice in writing require the Surety to accept a lease of the Premises for a term commencing on the Relevant Date and continuing for the residue then remaining of the Term at the same rents and with the same covenants and conditions as are reserved by and are contained in this Lease and in such case the Surety shall take such lease accordingly and execute a counterpart of it and pay all proper and reasonable costs and duties in relation to it

4        The Surety undertakes with the Landlord that:

4.1 its obligations to the Landlord are primary obligations and it is jointly and severally liable with the Tenant (both before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the Tenant's covenants and obligations

4.2 the Surety shall not claim in any liquidation bankruptcy administration receivership composition or arrangement of the Tenant in competition with the Landlord and that the Surety shall remit to the Landlord the proceeds of all judgments and all distributions which the Surety may receive from any liquidator trustee in bankruptcy administrator administrative receiver receiver or supervisor of the Tenant and shall hold for the benefit of the Landlord all security and rights the Surety may have over assets of the Tenant while any liabilities of the Tenant or the Surety to the Landlord remain outstanding and

4.3 if the Landlord shall not require the Surety to take a new lease of the Premises the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent first reserved under this Lease and all other sums that would have been payable under this Lease in respect of the period from and including the Relevant Date until the expiry of six months after such date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall first occur) in addition and without prejudice to the Surety's other obligations to the Landlord

5 The Surety waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy of any kind which may be available to the Landlord before proceeding against the Surety

6        The liabilities of the Surety under this Schedule shall not be affected by:

6.1 the granting of time or any other indulgence or concession to the Tenant or any compromise or compounding of the Landlord's rights

6.2 the Tenant being in liquidation or (as the case may be) declared bankrupt

6.3      any variation in the terms and conditions of this Lease

6.4 any delay in exercising or failure to exercise or other exercise (including re-entry under clause 6.1) of any of the Landlord's rights against the Tenant

6.5 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant following a breach by the Tenant of its obligations under this Lease

6.6 any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant (including the acceptance by the Tenant of this Lease) may be outside or in excess of the powers of the Tenant or

6.7 any other thing (including the expiration or sooner determination of the Term or any such disclaimer or the death of the Surety (or any of the persons comprising the Surety) or (in relation to one or more of such persons) the discharge of the other person or persons) whereby (but for this provision) the Surety or any of them would be exonerated either wholly or in part from any of the Surety obligations hereunder


                                FOURTH SCHEDULE
                                    Part 1
                        Service Charge for the Building


Costs and liabilities which the Landlord (which in this Schedule shall where the context admits include any other company which is a member of the same group of companies as the Landlord) reasonably and properly incurs or becomes liable to pay or discharge in connection with the Building or the occupiers thereof in respect of:


1 The repair decoration maintenance renewal rebuilding cleaning and upkeep of such parts of the structure floors walls foundations exterior (including glass) and roof of the Building and Common Parts as are not the responsibility of the Tenant under this Lease or any other tenant in pursuance to the demise to it of any other part of the Building PROVIDED THAT the Tenant shall not be required to pay or contribute to the repair maintenance renewal or the replacement of any lifts now or from time to time installed in the Premises

2 The lighting of the Common Parts and the roadway and footpath shown respectively hatched brown and hatched purple on the Plan during such hours as the Landlord shall reasonably from time to time determine and the maintenance repair and renewal of the said roadways and footpaths

3 The payment of rates taxes charges duties assessments impositions and outgoings of any kind whether parliamentary parochial local or of any other description now or hereafter imposed or charged upon or payable in respect of the Common Parts

4 The provision of hot water to the hot water taps in the Building and the provision during such hours and at such times of the year as the Landlord shall reasonably decide of central heating and air-conditioning to the Premises and such parts of the Common Parts and the remainder of the Building as the Landlord shall from time to time reasonably determine and the repair maintenance renewal and replacement of all plant and equipment for or in connection with the provision of hot water central heating and air conditioning

5 Compliance with all statutes bye-laws regulations and the requirements of all competent authorities and of the insurers in relation to the occupation and enjoyment of the Building in force from time to time insofar as the same are not the responsibility of the Tenant under this Lease or any other tenant by reason of the demise to it of any other part of the Building

6 The periodical carrying out of works or provision of services of any kind which the Landlord may reasonably deem desirable or necessary for the purpose of maintaining the Building

7 Any removal or refuse from time to time from the Building and pest control in the Building

8 Cleaning from time to time all Common Parts and all windows in the Common Parts and the cleaning of the external windows of the Building

9 Employing such reasonable numbers of staff and contractors whether directly or otherwise in connection with the provision of services to the Building and all other reasonable incidental expenditure in relation to such employment including (but without limitation) the making of statutory and other reasonable insurance health pension and welfare payments contributions and premiums and other reasonable payments that the Landlord acting reasonably may deem desirable or necessary and the reasonable costs of provision of uniforms working clothes tools appliances cleaning and other materials and equipment for the proper performance of their duties

10 The reasonable and proper fees charges and expenses and commissions payable to any surveyor or managing agent who the Landlord may from time to time employ in connection with the management of the Building PROVIDED THAT such fees charges and expenses shall not exceed 10% of the Service Charge in any Service Charge Period

11       Providing and maintaining fire fighting equipment as necessary

12 The provision of upkeep of and tending and stocking of any floral and/or plant displays or areas together with the maintenance and repair of the landscaped areas (if any)

13       The provision and replacement of signage within the Common Parts

14 The gas electricity water drainage telephone charges the cost of fuel and all other incidental expenses of the provision of the services to the Building

15 All insurances relating to the Common Parts and all plant and equipment therein or thereon

16 All sums (other than the principal rent and service charge) payable by the Landlord to the Superior Landlord pursuant to the Head Lease

17 Any otherwise irrecoverable Value Added Tax payable on any of the costs referred to in this Schedule


                                    Part 2
                       Calculation of the Service Charge
              and the costs of services provided to the Building

1

1.1 The Landlord shall as soon as practicable after the end of each Service Charge Period:-

         1.1.1 prepare an account or accounts giving particulars of the Service Charge and the costs of services provided to the Building for that Period and showing the Tenant's Proportion of the Service Charge and of the Tenant's part the costs of services provided to the Building; and

         1.1.2    supply to the Tenant a copy of such account or accounts

1.2 Upon such account or accounts being certified by the Landlord's Surveyor (which certificate shall be conclusive save in the case of manifest error) it shall be promptly given to the Tenant

2

2.1 Advance payments on account of the Tenant's Proportion of the Service Charge or the Tenant's part of the costs of services provided to the Building in respect of a Service Charge Period shall be paid to the Landlord by the Tenant according to the reasonable estimate made by the Landlord's Surveyor acting as expert of the amount of the Service Charge or the amount of the costs of services to be provided to the Building for that Period

2.2      Written notice of such estimate shall be promptly given to the Tenant

2.3 Such payments shall be made by equal instalments on each of the quarter days occurring during the relevant Service Charge Period or (if the estimate is notified to the Tenant after such a quarter day) on such of them as occur after such notification

2.4      The first advance payment shall be:-

         2.4.1 in respect of the period from the Commencement Date until the next quarter day after the date of this Lease;

         2.4.2    paid by the Tenant on the date of this Lease; and

         2.4.3 calculated according to an estimate of the Service Charge or the amount of the costs of services to the Building made in accordance with paragraph 2.1 of this Part of this Schedule and notified in writing to the Tenant

3 If the Tenant's Proportion of the Service Charge or the Tenant's part of the costs of services to the Building for a Service Charge Period:-

3.1 exceeds any amounts paid by the Tenant to the Landlord as advance payments on account thereof the amount of the excess (or the whole proportion if no advance payments have been made) shall (notwithstanding the expiration or sooner determination of the Term) be paid by the Tenant to the Landlord within twenty-one days of the supply to the Tenant of the account or accounts pursuant to paragraph 1 of this Part of this Schedule; or

3.2 is less than such amounts so paid the amount of the difference shall be credited to the Tenant against the next payments of rents due or repaid to the Tenant in the event of expiration or sooner determination of the Term

4 In respect of each of the Service Charge Periods in which occur the Commencement Date and the date of the expiration or sooner determination of the Term the Tenant shall only be obliged to pay the Tenant's Proportion of the Service Charge and the Tenant's part of the costs of services to the Building in respect of that part of the Service Charge and the costs of services to the Building for that Period as bears to the whole of that Service Charge or of the costs of services to the Building (as appropriate) the same proportion that the number of days of the Term occurring in the relevant Period bears to 365

5 The parties agree that nothing in this Lease or otherwise shall oblige the Tenant to pay more than (pound)15,200 in any single year of the Term (and proportionately for any part of a year) in respect of service charges payable under this Lease

FIRST ANNEXURE


                         BUILDING NO. 589 (Postal 270)
                                   BATH ROAD
                                 TRADING ESTATE
                                     SLOUGH


Part of the ground floor measuring approximately [26.88m (88'2") x 35.74m (117'3")] within a three storey office building with roof top plant room and providing net internal floor area of-





       Part of Ground Floor             [700.19m(2)               7,537sq.ft.]


-------------------------------------------------------------------------------


EXTERNAL AREAS
--------------



INTERNAL
--------


FLOOR
-----


Reinforced concrete slab to the office areas designed to carry a uniformly distributed load of 15KN/m2 at ground floor level.


Office areas complete with 600 x 600 PSA medium grade steel encapsulated raised access floor finished with Milliken cut pile fusion bonded 100% nylon carpet tiles. False floor zone 450mm overall.


Toilet areas with ceramic tile finish and matching skirtings.


Cleaners cupboards floors finished with Polysafe safety sheet vinyl flooring.


CEILINGS
--------


Office areas provided with proprietary suspended ceiling system with Solitex mineral fibre tiles in an exposed polyester powder coated grid.


Toilets have plasterboard ceiling fixed to metal firrings with vinyl silk emulsion paint finish.


INTERNAL WALLS
--------------


Internal partition walls to staircases, toilets and plant duct areas of concrete blockwork or drylined construction. The internal partitioning between the atrium and office areas comprising aluminium framing with anodised finish and single glazing to match the external office elevations (including spandrel panels). The system is fire rated as required.


Office and staircase walls with plasterboard drylined finish of appropriate fire resistant construction with emulsion paint and emulsion paint to concrete columns.


Toilet areas lined with a proprietary laminate panel system.


Internal doors comprise factory applied catalysed paint finish solid core flush doors, fire resisting where required. Ironmongery is polished stainless steel tubular range with matching door closers where specified.


WC partitions, doors and duct walling comprising proprietary plastic laminated panel systems. Luxaflex stove enamelled slat blinds with powder coated boxes to offices.


ACCOMMODATION
-------------


         Ground Floor (Male)          2 no.    Low level WC suites in cubicles.
                                      2 no.    Urinal bowls with automatic
                                               flushing cistern.
                                      3 no.    Wash hand basins inset to
                                               vanity unit.
                                      1 no.    Wall mounted flush stainless
                                               steel paper towel dispenser and
                                               bin.


         Ground Floor (Female)        2 no.    Low level WC suites in cubicles.
                                      2 no.    Wash hand basins inset to
                                               vanity unit.
                                      1 no.    Wall mounted flush stainless
                                               steel paper towel dispenser and
                                               bin.


         Ground Floor (Disabled)      1 no.    Low level disabled WC suite.
                                      1 no.    Low level wash hand basin.
                                      1 no.    Wall mounted flush stainless
                                               steel paper towel dispenser and
                                               bin. Grab rails.


         Cleaners cupboard            1 no.    Steel cleaners sink.


All sanitaryware is in white glazed vitreous china complete with hot and cold water services as appropriate and connection to soil water drainage. Toilet suites are Armitage Shanks Braemar with concealed cisterns. Sinks are Frost Trent round sinks.


Vanity units are black granite and Grohe Chiara chrome mixer taps and full width mirrors behind.


FIRE ALARM INSTALLATION
-----------------------


A comprehensive, fully addressable, manual and automatic fire alarm system is provided in accordance with BS5839 and other relevant standards.


ELECTRICAL INSTALLATION
-----------------------


Main control and protection is provided as follows:-

Tenant Fuseboards      1 no.                 16- way TP&N MCB fuseboard.

Artificial lighting is afforded as follows:-

Office area            114 no.     500 x 500, 2x36w HF TCL luminaire with
                                   Category 2 louvre.

Male WC                3 no.       210mm dia compact fluorescent luminaire
                                   with frosted glass cover.

                       1 no. 1200mm single batten luminaire with grid diffuser.

                       1 no.       1500mm, 1x50w fluorescent.

WC lobby               1 no.       210mm dia compact fluorescent luminaire
                                   with frosted glass cover.

Female WC              2 no.       600mm single batten luminaires with grid
                                   diffuser.

                       2 no. 210mm dia compact fluorescent luminaire with frosted glass cover.

Disabled WC            2 no.       210mm dia compact fluorescent luminaire
                                   with frosted glass cover.

Water heater room      1 no.       1500mm, 2x58w batten luminaire with
                                   polycarbonate prismatic diffuser.

Cleaners cupboard      1 no.       600mm single batten luminaire

Tea recess             2 no.       130mm dia. fluorescent luminaire with
                                   frosted glass cover.


Emergency lighting is provided for means of escape to BS5266 by means of self contained maintained units.


2 no. metal cased double socket outlets provided to the toilet core recess.


1 no. single switched socket outlet in WC lobby.


1 no. metal cased double switched socket in the riser cupboard.


59 no. three-compartment floor boxes comprising one compartment with two-gang switched power socket outlets (both connected), one compartment with 4 no. RJ45 voice/data outlets (two connected) and one compartment with flat blanking plate are provided within the raised access flooring system.


The installation is wired in PVC sheathed cable of reputable manufacture drawn through welded screwed steel conduit or galvanised trunking fully complying with the regulations of the Institute of Electrical Engineers.


MECHANICAL INSTALLATION
-----------------------


Air conditioning is provided with a total of 2 8 no. fan coils. Supply and extract air is distributed through duct work in vertical shafts from and to air handling units.


Ventilation is provided to toilet areas by an extract system achieving ten air changes per how with makeup air taken from the office by transfer fans. The exhaust system is equipped with standby equipment in the event of fan failure.


Heating water, hot water services and supply and extract ductwork extend from the main risers at high level across the floor and incorporate distribution ductwork, pipework, fan coil units, controls linked to the central data loop, ceiling grilles and diffusers, all fittings, valves, dampers, test points and insulation.


Cold water supplies are provided to all sanitary appliances, hot water heaters and connections to any mechanical services plant. Drinking water is provided at each floor level.


Hot water is provided by individual cistern electric hot water heaters located adjacent to toilet areas.

EXECUTED as a Deed by       )
POLYCOM (UNITED  KINGDOM    )
LIMITED acting by two       )
Directors or by one         )
Director and the Company    )
Secretary:-                 )

                                           ...............................
                                           Director


                                           ...............................
                                           Director/Secretary

EXECUTED as a Deed by   )
CLICKSOFTWARE EUROPE    )
LIMITED acting by two   )
Directors or by one     )
Director and the Company)
Secretary:-             )


                                                ............................
                                                Director


                                                ............................
                                                Director/Secretary